UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2012

First Midwest Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois (Address of principal executive offices)		60143 (Zip Code)
(630) 875-7450 (Registrant's telephone number, including area code) N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FIRST MIDWEST BANCORP, INC.
FORM 8-K
August 6, 2012

Item 8.01. Other Events

On Friday, August 3, 2012, First Midwest Bancorp, Inc. (the “Company”) announced that its wholly-owned subsidiary First Midwest Bank (“First Midwest”) acquired certain assets and assumed certain deposits and other liabilities of Waukegan-based Waukegan Savings Bank in a transaction facilitated by the Federal Deposit Insurance Corporation.  Through this transaction, First Midwest purchased approximately $63 million in assets and assumed approximately $74 million in deposits based on financial data as of June 30, 2012.

The former Waukegan Savings Bank had two locations at 1324 Golf Road, Waukegan, Illinois and 1075 N. Green Bay Road, Waukegan, Illinois. The acquisition will strengthen the Company’s franchise in Lake County, Illinois.

A copy of the press release issued by First Midwest regarding the transaction is attached as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Financial Statements and Exhibits. 99.1 First Midwest Press Release dated August 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Midwest Bancorp, Inc.
(Registrant)

Date: August 6, 2012	/s/ JAY R. LUNDBORG
By: Jay R. Lundborg Senior Vice President and Corporate Secretary